SCHEDULE 14A
                          (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT
                     SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934

                             ___
Filed by the Registrant     / x_/

Check the appropriate box:
 ____                                           ___
/ ___/   Preliminary Proxy Statement          /___/  Confidential, for Use of
                                              the Commission Only (as
 ____                                         permitted by Rule 14a-6(e) (2))
/_ x_/    Definitive Proxy Statement
 ___
/___/     Definitive Additional Materials
 ___
/___/     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                      DRIVER-HARRIS COMPANY
- --------------------------------------------------------------------------------
         (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)
 ___
/_x_/$125 per Exchange Act Rules 0-11(c) (1) (ii),14a-6(i) (1), or 14-a6(i) (2)
     or Item 22(a) (2) of Schedule 14A.
 ___
/__/$500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i) (3).
 __
/__/ Fee computed on table below per Exchange Act Rules 14a-6(1) (4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
- --------------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:
- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
- -------------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
- -------------------------------------------------------------------------------
     (5)  Total fee paid:
- -------------------------------------------------------------------------------
      ___
     /___/ Fee paid previously with preliminary materials.

      ___
     /___/ Check box if any part of the fee is offset as provided by Exchange
 Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
- --------------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
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     (3)  Filing Party:
- ------------------------------------------------------------------------------
     (4)  Date Filed:
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
                      DRIVER-HARRIS COMPANY
                       308 MIDDLESEX STREET
                    HARRISON, NEW JERSEY 07029



             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     To Be Held May 29, 1996



TO THE STOCKHOLDERS:


    The annual meeting of the stockholders of Driver-Harris Company will be held at the office of the Company, 308 Middlesex Street, Harrison, New Jersey, on Wednesday, May 29, 1996 at 11:00 A.M., for the purpose of:

          1.    Electing four directors

          2. Transacting any and all other business that may properly come before the meeting.

     The transfer books will not be closed for the Annual Meeting. Only stockholders of record at the close of business on May 1, 1996 will be entitled to vote at the meeting.

                              By Order of the Board of Directors:



                                                 LAVINIA Z. EMERY
                                                        Secretary


Harrison, New Jersey
May 3, 1996


It is important that your stock be represented at this meeting. If you are not able to be present at the meeting, please sign and date the enclosed proxy and mail it in the enclosed envelope. Because of the work necessary to prepare for the meeting, the immediate return of your proxy will be appreciated.

                       DRIVER-HARRIS COMPANY
                   (Incorporated in New Jersey)


                  P R O X Y    S T A T E M E N T

      Annual Meeting of Stockholders to be held May 29, 1996



              SOLICITATION AND REVOCABILITY OF PROXY


     The accompanying proxy is solicited by order of the Board of Directors of Driver-Harris Company, 308 Middlesex Street, Harrison, New Jersey 07029, for use at the annual meeting of stockholders of the Company to be held on May 29, 1996 and any adjournment thereof. This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders of this Company on or about May 3, 1996.

     Execution of the Proxy will not in any way affect the stockholder's right to attend the meeting and vote in person. In addition, a proxy may be revoked by a stockholder at any time prior to being voted by giving written notice of such revocation to the Secretary of the meeting, or by filing with the Secretary another proxy bearing a later date.

     The Company will bear the cost of solicitation of proxies and will reimburse persons holding stock in their names or those of their nominees for their expenses in sending soliciting material to their principals. In addition to the solicitation of proxies by use of the mails, proxies may also be solicited by regularly engaged employees of the Company by telephone, telegraph, cable and personal interview. It is not expected that any solicitation will be made by specially engaged employees of the Company or other paid solicitors.

                        VOTING SECURITIES

Only stockholders of record at the close of business on May 1, 1996 will be entitled to vote at the annual meeting. The Company has only one class of voting securities currently outstanding, its Common Stock, of which 1,297,389 shares were outstanding on May 1, 1996 the record date. Each stockholder is entitled to one vote for each share of stock held by him. The presence, in person or by proxy, of the holders of a majority of the outstanding shares is required for a quorum.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     (a) Ownership of shares of the Company's Common Stock by certain beneficial owners as of March 4, 1996

                                     Amount and
     Name and Address of              Nature of           Percent
     Beneficial Owner                 Beneficial             of
                                      Ownership             Class

     Estate of Frank L.Driver Jr.        64,172*            5.0
     2 Delafield Street
     Westhampton Beach, NY

     Estate of Frank L.Driver III        96,662**           7.3
     98 Old Chester Road
     Essex Fells, NJ

     Gerhard Haase                      120,400             9.3
     2306 West Roscoe
     Chicago, IL

     Mustapha Omar Dimachkie            105,500             8.2
     Rue Mme. Curie
     Dimachkie Bldg.
     Beirut, Lebanon

     Frank L. Driver IV                  81,822***       6.1
     241 Grove Street
     Jersey City, NJ

* All shares held of record and beneficially. As executor of the Estate of Frank L.Driver Jr., David A. Driver, a Director of Driver-Harris Company, holds voting rights to such shares.
**  All shares held of record.   Includes 30,000 shares under options
pursuant to the Driver-Harris Employee Incentive Stock Option Plan, granted in 1992 and 1993, which are fully exercisable. However, does not include 24,154 shares held by Corinne Driver, his spouse and the mother of Frank L. Driver IV, who disclaims any beneficial interest in these shares. As co-executor of the Estate of Frank L. Driver III, Frank L. Driver IV, Director and President, holds voting rights to such shares.
*** Including 45,000 shares under options pursuant to the Driver-Harris Employee Incentive Stock Option Plan, granted in 1990, 1991 and 1992, which are fully exercisable.

     (b)  Security ownership of management as of  March 4, 1996:

                          Amount and Nature of          Percent
Title of Class            Beneficial Ownership          of Class
- --------------         ---------------------------     ----------
Driver-Harris Company
Common Stock                290,976*                    21.09

* Includes 82,500 shares under options pursuant to the Driver-Harris Employee Incentive Stock Option Plan.

     (c) Management is not aware of any arrangement which may result in a change in control of the Company.

                      ELECTIONS OF DIRECTORS

     Four Directors are to be elected at the meeting to hold office until the next annual meeting of the stockholders and until their respective successors shall be elected and qualified.

     All duly executed proxies will be voted for the election of the four nominees named below unless, as is not anticipated, any one of the nominees is unable or declines to serve, in which case such proxies will be voted for the balance of the nominees and for substitute nominees, unless the Board deems it advisable to amend the By-Laws so as to decrease the number of directors to be elected. All nominees are presently directors of the Company.

     The following table summarizes the principal occupations and business experience during the past five years, as well as certain other information as of March 4, 1996 for each nominee:

                                                       Company
                    Principal Occupation                Common      % of
                    During Last Five Years               Stock    Outstanding
                       and other             Director Beneficially  Common
Name       Age      Directorships            Since    Owned(1)    Stock
- -------------------------------------------------------------------------------
Ralph T.
Bartlett    71    Certified Public           1985     100               *
                  Accountant. Until 1984
                  a partner of Deloitte
                  Haskins & Sells (now
                  Deloitte & Touche), NY

H. L.
Biggerstaff 69   Retired. Until 1988,        1980   2,000                *
                 President Arwood Die
                 Casting Division
                 of Arwood Corp.

David A.
Driver      57  President,Atlantic           1977  38,720              3.0
                Alloys Inc., a
                manufacturer of bi-
                metallic components
                for temperature
                control devices.

Frank L.
Driver IV  35  President and Chief           1993  81,822**            6.1
               Executive Officer

*    Denotes less than 1% of outstanding.
** Includes 45,000 shares under options pursuant to the Driver-Harris Employee Incentive Stock Option Plan.

(1) On March 4, 1996 all Directors of the Corporation as a group (4) owned beneficially 283,476 shares or 20.54% of the outstanding Common Stock. This amount includes 30,000 shares granted to Frank L. Driver III and 45,000 shares granted to Frank L. Driver IV pursuant to the Driver-Harris Employee Incentive Stock Option Plan. Also, Frank L. Driver IV is co-executor of the estate of his father, Frank L. Driver III, which owns 96,662 shares including options, and is now exercisable by the estate, or 7.3% of the outstanding common stock. In addition, David
     A. Driver is executor of the estate of his father, Frank L. Driver Jr., which owns 64,172 shares or 5% of the outstanding common stock.

     The Company has an Audit Committee and a Compensation Committee, it does not have a Nominating Committee. The Audit Committee, which held two meetings during 1995, is responsible for the Company's audit and financial controls. Messrs. Ralph T. Bartlett and H. L. Biggerstaff are members of the Audit Committee.

     The Compensation Committee met in March of 1995. Messrs. David A. Driver and H. L. Biggerstaff are members of the committee.

     The Board of Directors held five meetings during calendar 1995.

         COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                    SUMMARY COMPENSATION TABLE
                                                         Long-Term
                                              Annual    Compensation
                                         Compensation    Awards
                                        --------------  --------------
                                                         Securities
Name and Principal                       Underlying       All Other
   Position          Year    Salary     Options/SARs    Compensation(d)
                             ($)                (#)            ($)
Frank L. Driver III  1995   130,000(a)           0           11,254
Chairman of the      1994   108,000(b)           0           14,388
Board of Directors   1993   108,000(c)      11,000            2,000

Frank L. Driver IV   1995   104,000              0            9,200
President

(a) Annual Base Salary. However, Mr. Driver received $64,000 salary through June 30, 1995 and $50,000 consulting payments through December 15, 1995. In addition, Mr. Driver received $21,466 of his 1994 salary which had been deferred.
(b)  Annual Base Salary.  In addition, Mr. Driver received $66,534 of his
     1993 salary which had been deferred.
(c) Annual Base Salary. Mr. Driver deferred payment of $88,000 pending the return of a positive cash flow.
(d)  Amounts represent the Company's portion of contributions to a 401(k) plan


              OPTIONS/SAR GRANTS IN LAST FISCAL YEAR


None


       AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                   AND FY-END OPTION/SAR VALUES

                                           Number of
                                           Securities        Value of
                                           Underlying       Unexercised
                                          Unexercised       In-the-Money
                                       Options/SARs at   Options/SARs at
                                          FY-End(#)          FY-End($)
                                   ---------------------   ---------------------
                   Shares Acquired     Exercisable(E)/    Exercisable(E)/
Name               on Exercise(#)    Unexercisable(U)   Unexercisable(U)
- ------------------------------------------------------------------------------
Exercisable options:
Estate of
 F.L.Driver III          None            30,000(E)              -
F.L.Driver IV            None            45,000(E)              -

                          PENSION PLANS

Prior to October 31, 1985, the Company had in effect three trusteed non-contributory defined benefit pension plans covering substantially all U.S. employees. The participants had the option of retiring at any time after reaching the age of 60 and at least 15 years of service. An actuarially determined reduction is applied for retirement before the age of 65. The participants also had the option to retire without any reduction to their pension benefits after 30 years of service. On October 31, 1985, pursuant to a plan of reorganization, the Company terminated the three pension plans and so advised the Pension Benefit Guaranty Corporation.

On November 21, 1986, the Company entered into a compensation agreement with Frank L. Driver III, under which Mr. Driver or his spouse would receive an annual payment of $50,000 for a period of fifteen years after Mr. Driver's retirement or death. On November 20, 1995, the Board of Directors approved changing the period to twenty years and the addition of a contingent payment to this agreement whereby in years where the profit of the Company exceeds $500,000 before income taxes and before this payment, the $50,000 amount will be supplemented by an amount based on a formula encompassing total retirement payments, adjusted annually for the Consumer Price Index. This addition is expected to result in a further increase of pension payments in years earned of approximately $15,000. This amount is now payable to Corinne F.Driver, spouse of Frank L. Driver III, deceased.

                    COMPENSATION OF DIRECTORS

During 1995, each Director, with the exception of Frank L. Driver III and Frank L. Driver IV, was paid an annual retainer of $6,000, plus $500 per Board of Directors Meeting and $400 per Audit or Compensation Committee Meeting.

 ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION COMMITTEE
  INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISION

     The Company has a Compensation Committee of its Board of Directors. Mr. David A.Driver, a member of the committee is an uncle of Frank L. Driver IV, President and Chief Executive Officer.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board's Compensation Committee reviews the compensation of the executive officers of the U.S. holding company annually.

     The Company's salary policy is to pay a "competitive salary" plus an incentive bonus based on profit performance in relation to prior years and in relation to annual budget profit targets. No incentive bonuses were paid for 1995.

     The Compensation Committee may also take into consideration other factors including dedication to the job, external factors beyond the control of management, etc.

     In 1993 Frank L. Driver III and Frank L. Driver IV, at their request, deferred a portion of their salaries due to negative cash flow conditions. In 1994 Frank L. Driver IV received his deferred portion. However, Frank L. Driver III only received $66,534 with the balance of $21,466 paid in 1995.

                                       Compensation Committee

                                David A. Driver   H. L. Biggerstaff

      CUMULATIVE TOTAL SHAREHOLDER RETURN FIVE-YEAR COMPARISON

     The table below compares the yearly percentage change in the cumulative total shareholder return, on Driver-Harris (DRH) common stock, with that of the cumulative total return of The Russell 2000 Stock Index and a Selected Peer Group of companies, for a five-year measurement period beginning December 31, 1990 and ending on December 31, 1995.

CUMULATIVE TOTAL SHAREHOLDER RETURN FIVE-YEAR COMPARISON (IN TABLE
FORM)

                1990        1991      1992         1993       1994      1995
DRH            $100.00   $ 78.79   $  62.12   $  89.39   $ 62.12   $ 71.21
Russell 2000    100.00    146.05     172.94     205.64    201.56    258.89
Industry Group  100.00    131.81     138.95     167.85    175.27    234.88

     The table assumes $100 invested at the close of trading on December 31, 1990 in Driver-Harris Company (DRH) common stock, RUSSELL 2000 and the Value Line Metal Fabricating Industry group. (Cumulative total return assumes reinvestment of dividends.)

           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Frank L. Driver III, Chairman of the Company, until his death on December 15, 1995, was a brother of David A. Driver, a Director, and the father of Frank L. Driver IV, President of the Company.

     On April 7, 1994 (effective March 18, 1994), the Company restructured its operations and among other things, became the owner of a fifty percent interest of HAI Holding Company Inc. and indirectly of Harrison Alloys Inc. (Harrison). In conjunction with this transaction, Messrs. F. L.
Driver III and IV entered into consulting agreements with Harrison for a five year period under which each would receive compensation of $25,000 per year.


           COMPLIANCE WITH SECTION 16(a) OF EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during 1995 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent shareholders were complied with.

                        INDEPENDENT AUDITORS

     The principal independent auditors of the Company for the year ended December 31, 1995 were Ernst & Young LLP, who will act in that capacity again in 1996. Services rendered by Ernst & Young LLP included an audit of the Company's consolidated financial statements and the report thereon, meetings with the Audit Committee and consultation in connection with various accounting and audit related matters.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he so desires and to respond to appropriate questions.


         STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 1997 Annual Meeting must be received by the Company on or before January 17, 1997 to be considered for inclusion in the Company's proxy statement and form of proxy relative to the meeting. Such proposals should be sent to Lavinia Z. Emery, Secretary, Driver-Harris Company, 308 Middlesex Street, Harrison, New
Jersey 07029.

                           OTHER MATTERS

     Management is not aware of any matters, other than those referred to above, that may come before the meeting. If any other matters are properly presented at the meeting for action, it is intended that the persons named in the proxies will have discretionary authority to vote on such matters.

     Enclosed herewith is the 1995 Annual Report of the Company, including financial statements for the year ended December 31, 1995. The Annual Report does not form part of the material for solicitation of proxies.

     The Company's 1995 annual report on Form 10-K, including financial statements and schedules thereto, but excluding exhibits, as filed with the Securities and Exchange Commission, may be obtained without charge by any stockholder upon written request to Lavinia Z. Emery, Secretary, Driver-Harris Company.


                                 By Order of the Board of Directors

Harrison, New Jersey                               Lavinia Z. Emery
May 3, 1996                                               Secretary

                             APPENDICES



                       DRIVER-HARRIS COMPANY
         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
    For Annual Meeting to be held on May 29, 1996 at 11:00 a.m.


     The undersigned hereby appoints, Frank L. Driver IV and David A. Driver and each or either of them, attorneys with powers the undersigned would possess if personally present to vote all stock of the undersigned in Driver-Harris Company at the Annual Meeting of its stockholders, to be held May 29, 1996 and at any adjournment thereof:

     (1)  For the election of four directors, namely:
          Messrs. Ralph T. Bartlett, H. L. Biggerstaff, David A. Driver, and Frank L. Driver IV

     INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, BUT NOT ALL NOMINEES, PLACE A LINE THROUGH THE
                          NOMINEE'S NAME.

     (2) And upon such other matters which may properly come before the meeting.


                              -----------------------------------------------
Dated:__________________1996  -----------------------------------------------
                         Please sign exactly as name appears on record. If joint account, each joint owner must sign.
 __
/__/     Kindly check this box if planning to attend the Annual Meeting.